UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  November 9, 2009

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th  Street, Suite 4200

Denver, Colorado  80202

(Address of principal executive offices, including zip code)

(303) 296-3006

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 9, 2009, Intrepid Production Corporation (“IPC”), a corporation wholly-owned by Robert P. Jornayvaz III, Chief Executive Officer of Intrepid Potash, Inc. (the “Company”), and Harvey Operating and Production Company (“HOPCO”), a corporation wholly-owned by Hugh E. Harvey, Jr., Chief Technology Officer of the Company, each entered into substantially similar Rule 10b5-1 sales plans (the “November Plans”) with a broker to sell shares of the Company’s common stock.  As previously disclosed, on June 8, 2009, IPC and HOPCO each entered into substantially similar Rule 10b5-1 sales plans (the “June Plans”) with a broker to sell shares of the Company’s common stock.  The June Plans will expire on December 14, 2009.  The maximum number of shares that may be sold under each of the June Plans and the November Plans amounts to less than 10% of the shares of the Company’s common stock beneficially owned by each of Messrs. Jornayvaz and Harvey, respectively.  Under each of the November Plans, up to 1,450,000 shares of the Company’s common stock (less the number of any shares sold under the June Plans) may be sold by IPC and HOPCO beginning on November 9, 2009, with such shares to be sold in separate tranches at different specified market prices.  The November Plans are scheduled to remain in effect until November 8, 2010.  Messrs. Jornayvaz and Harvey have entered into the November Plans in order to diversify their personal investments.

Messrs. Jornayvaz and Harvey are each subject to the Company’s executive stock ownership guidelines that require Mr. Jornayvaz, as Chief Executive Officer, to own shares of the Company’s common stock with an average value equal to at least three times his annual base salary and Mr. Harvey, as a member of senior management, to own shares of the Company’s common stock with an average value equal to at least two times his annual base salary.

The November Plans were adopted in accordance with the Company’s insider trading policy and are intended to comply with the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for buying or selling specified amounts of stock.  After adoption of such a plan and during the term of the plan, the officer or director has no further involvement in carrying out the trades under the plan.  The existence of such a plan allows for personal holdings to be diversified in an orderly fashion from time to time in order to reduce the risk of over concentration in a particular investment, often as part of a personal financial, tax or estate planning strategy.

Except as required by law or as the Company may elect to disclose, the Company does not undertake to report other 10b5-1 plans established by officers or directors of the Company nor to report modifications or terminations of, or transactions or other activities under, any 10b5-1 plan relating to the Company’s common stock.  Any sales transactions under the November Plans or June Plans will be disclosed publicly through Form 144 and Form 4 filings with the United States Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: November 9, 2009	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President and
General Counsel

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